Exhibit 32.2
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Annual Report on Form 10-K of the Company for the twelve months ended December 31, 2006, I, Douglas N. Biddle, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1)	such Annual Report on Form 10-K of the Company for the twelve months ended December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Annual Report on Form 10-K of the Company for the twelve months ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Plumas Bancorp.

Date: March 12, 2007	/s/ D. N. Biddle

Douglas N. Biddle, Chief Executive Officer